Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322,
33-41823, 33-48175, 33-58896, 33-91656, 33-03241, 33-74068, 33-74066, 33-91658,
333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633, 333-09637, and
333-09655) pertaining to the CUC International Inc. Employee Stock Purchase Plan, the CUC International Inc. 1985 Non-Qualified Stock Option Plan, the
CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. Employee Stock Purchase Plan as amended, the CUC International Inc. Savings Incentive Plan, the CUC International Inc. 1994 Directors Stock Option Plan, the Sierra On-Line, Inc. 1987 Stock Option Plan, the Sierra On-Line, Inc. 1995 Stock Option and Award Plan and the Papyrus Design Group, Inc. 1992 Stock Option Plan, respectively, and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598, 33-63237 and 33-95126) and in the Registration Statements (Form S-4s:
Numbers 33-64801, 333-06627, 333-06559 and 333-07171) and in the related
Prospectuses of our report dated February 21, 1996, with respect to the consolidated balance sheets of Davidson & Associates, Inc., and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K of CUC International Inc. dated July 24, 1996 filed with the
Securities and Exchange Commission.


                                                           KPMG PEAT MARWICK LLP

Long Beach, California
September 12, 1996